Contacts:         Kimberly Allen                         Jennifer Howard-Brown
                  Investor Relations Manager             Media Relations Manager
                  (512) 683-6873                         (512) 683-8713

   National Instruments Reports Fourth Consecutive Quarter of Revenue Growth
           Company Announces First-Ever Dividend, Record Cash Balance

AUSTIN, Texas - July 23, 2003 - National Instruments (Nasdaq: NATI) today announced revenue of $100.2 million for the second quarter of 2003, a seven percent increase from the second quarter of 2002, and the fourth consecutive quarter of year-over-year revenue growth. Fully diluted earnings per share (EPS) for Q2 were 14 cents, including patent litigation expenses of $0.7 million, which amounts to $0.01 per share. NI also reported net income of $7.4 million and a record cash balance of $168 million for Q2 2003, up $10 million from last quarter.

With more than 42 consecutive quarters of profitable operation, a record cash balance and the recent reduction to the dividend tax rate, the NI Board of Directors has declared the company's first-ever quarterly cash dividend of 5 cents per common share, payable Aug. 29, 2003 to shareholders of record Aug. 4, 2003.

"Our investment in R&D continues to pay off. In Q2, we released more new products than in any quarter in the past six years, including LabVIEW 7 Express, the most significant upgrade to our flagship software product in a decade. LabVIEW 7 Express positions us for continued technical leadership well into the next decade," said Dr. James Truchard, NI CEO. "Additionally, with the company's track record of strong profitability, we are pleased to declare our first-ever dividend payment as another way of delivering long-term value to our shareholders."

                               Q2 2003 Highlights

     Fourth  consecutive  quarter  of  year-over-year   revenue  growth;   solid
profitability with diluted EPS of 14 cents

     First-ever quarterly dividend payment of 5 cents per common share, record cash balance of $168 million

     Major product introductions, including entire LabVIEW 7 Express product family, Compact Vision System for industrial machine vision and the NI ELVIS instrumentation system for higher education

     Record number of visits to ni.com and record revenue generated through the Web store

     Successful upgrade of North American ERP Systems to Oracle 11i

     Court ruling confirmed jury verdict finding three LabVIEW patents valid and infringed by The MathWorks Inc.'s Simulink product

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National Instruments Reports Fourth Consecutive Quarter of Revenue Growth
July 23, 2003
Page 2


"With almost $200 million in revenue for the first six months of this year, we are on target to set a new revenue record in 2003," said Alex Davern, NI CFO. "We are especially pleased to see our growth increase in Q2 given that U.S. industrial production decreased at an annual rate of more than three percent in Q2. We believe this growth is a result of our significant new product introductions."

Geographically, the growth of revenue in U.S. dollar terms for Q2 2003 as compared to Q2 2002 was as follows: Asia, up 32 percent; Europe, up seven percent; and flat in the Americas giving overall growth of seven percent, up from five percent last quarter. In local currency terms, revenue was up 40 percent in Asia, down seven percent in Europe, and flat in the Americas.

Given the continued uncertainty in global economic conditions, NI anticipates mid to high single digit, year-over-year revenue growth in Q3 2003. In addition, the company estimates earnings per share will be in the range of 12 to 16 cents per share for Q3 2003. This EPS estimate is net of the $1 million NI expects in patent litigation expenses in Q3.

In conjunction with NIWeek 2003, the company's annual customer and technology conference, NI will host an analyst conference on Thurs., Aug. 14. More information about the conference is available by contacting the NI investor relations department at (512) 683-5242.

Interested parties can listen to a conference call today, July 23, 2003, beginning at 4 p.m. CDT, at ni.com/call. Replay information will be available by calling (719) 457-0820, confirmation code #764588, from 7 p.m. CDT July 23, 2003, through July 30, 2003, at 12 a.m. CDT.

This release contains "forward-looking statements," including the company's ability to deliver record revenue, return on R&D investment, and expected revenue, earnings, and litigation expenses. These are subject to a number of risks and uncertainties, including the risk of adverse changes in the global economy, delays in the release of new products, unforeseen developments in litigation, fluctuations in customer demand for NI products, manufacturing inefficiencies, and foreign exchange fluctuations. Actual results may differ materially from the expected results. The company directs you to documents filed with the SEC for other risks associated with the company's future performance.

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National Instruments Reports Fourth Consecutive Quarter of Revenue Growth
July 23, 2003
Page 3

About National Instruments

National Instruments (www.ni.com) is a technology pioneer and leader in virtual instrumentation - a revolutionary concept that has changed the way engineers and scientists approach measurement and automation. Leveraging the PC and its related technologies, virtual instrumentation increases productivity and lowers costs for customers worldwide through easy-to-integrate software, such as the NI LabVIEW graphical development environment, and modular hardware, such as PXI modules for data acquisition, instrument control and machine vision. Headquartered in Austin, Texas, NI has more than 3,000 employees and direct operations in 40 countries. In 2002, the company sold products to more than 25,000 different companies in more than 80 countries around the world. For the past four consecutive years, FORTUNE magazine has named NI one of the 100 best companies to work for in America.

Readers may obtain investment information from the company's investor relations department at (512) 683-5090, by sending e-mail to nati@ni.com or on the Web at www.ni.com/nati.

The condensed consolidated balance sheets, statements of income, and cash flows to follow.

LabVIEW(TM), NI(TM) and ni.com(TM) are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

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National Instruments Reports Fourth Consecutive Quarter of Revenue Growth
July 23, 2003
Page 4


                              National Instruments
                      Condensed Consolidated Balance Sheets
                                 (in thousands)


                                               June 30,     December 31,
                                                 2003           2002
                                             ------------   ------------
                                              (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                   $  28,062      $  40,240
   Short-term investments                        140,029        113,638
   Accounts receivable, net                       61,760         62,981
   Inventories                                    35,896         39,247
   Other current assets                           18,787         21,860
                                             ------------   ------------
     Total current assets                        284,534        277,966

Property and equipment, net                      150,395        152,133
Intangibles, net and other assets                 38,835         28,615
                                             ------------   ------------
Total assets                                   $ 473,764      $ 458,714
                                             ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                            $  25,436      $  25,578
   Accrued expenses                               34,099         40,935
                                             ------------   ------------
    Total current liabilities                     59,535         66,513

Deferred income taxes                              5,140          5,738
                                             ------------   ------------
    Total liabilities                             64,675         72,251
                                             ------------   ------------

Stockholders' equity:
  Common stock                                       516            511
  Additional paid-in capital                      79,773         72,063
  Retained earnings                              335,980        321,813
  Other                                           (7,180)        (7,924)
                                             ------------   ------------
    Total stockholders' equity                   409,089        386,463
                                             ------------   ------------
    Total liabilities and
     stockholders' equity                      $ 473,764      $ 458,714
                                             ============   ============


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National Instruments Reports Fourth Consecutive Quarter of Revenue Growth
July 23, 2003
Page 5

                              National Instruments
                   Condensed Consolidated Statements of Income
                      (in thousands, except per share data)

                                    Three Months               Six Months
                                   Ended June 30,            Ended June 30,
                                     (unaudited)               (unaudited)

                                  2003         2002         2003         2002
                               ----------   ----------   ----------   ----------
Net sales                      $ 100,165    $  93,505    $ 199,338    $ 188,244
Cost of sales                     27,150       26,603       53,163       51,961
                               ----------   ----------   ----------   ----------
Gross profit                      73,015       66,902      146,175      136,283
                               ----------   ----------   ----------   ----------

Sales and marketing               38,124       33,566       76,669       68,974
Research and development          16,876       15,734       32,127       31,667
General and administrative         8,469        7,528       16,806       14,809
Patent litigation                    732        1,314        3,434        1,819
                               ----------   ----------   ----------   ----------
  Total operating expenses        64,201       58,142      129,036      117,269
                               ----------   ----------   ----------   ----------

Operating income                   8,814        8,760       17,139       19,014

Interest income, net                 620          839        1,306        1,635
Foreign exchange loss, net           340          217          325         (677)
Other income, net                     98          445          119          522
                               ----------   ----------   ----------   ----------

Income before income taxes         9,872       10,261       18,889       20,494
Provision for income taxes         2,468        2,873        4,722        5,738
                               ----------   ----------   ----------   ----------

Net income                     $   7,404    $   7,388    $  14,167    $  14,756
                               ==========   ==========   ==========   ==========

Earnings per share:
  Basic                        $    0.14    $    0.14    $    0.28    $    0.29
                               ==========   ==========   ==========   ==========
  Diluted                      $    0.14    $    0.14    $    0.27    $    0.27
                               ==========   ==========   ==========   ==========

Weighted average shares
 Outstanding:
  Basic                           51,490       51,449       51,324       51,331
                               ==========   ==========   ==========   ==========
  Diluted                         53,633       53,974       53,453       53,966
                               ==========   ==========   ==========   ==========


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National Instruments Reports Fourth Consecutive Quarter of Revenue Growth
July 23, 2003
Page 6

                              National Instruments
                      Consolidated Statements of Cash Flows
                                 (in thousands)

                                                           Six Months Ended
                                                               June 30,
                                                              (unaudited)
                                                          2003           2002
                                                       ----------     ----------

Cash flow from operating activities:
Net income                                             $  14,167      $  14,756
Adjustments to reconcile net income to cash
from operating activities:
  Charges to income not requiring cash outlays:
    Depreciation and amortization                         12,390          9,922
      Benefit from deferred income taxes                    (965)        (3,620)
    Tax benefit from stock option plans                    1,315          1,011
  Changes in operating assets and liabilities:
    (Increase) decrease in accounts receivable             1,221         (6,036)
    Decrease in inventory                                  3,351             97
      Decrease in prepaid expense and other assets         2,511            336
    Increase (decrease) in current liabilities            (6,978)         5,024
                                                       ----------     ----------
  Net cash provided by operating activities               27,012         21,490
                                                       ----------     ----------

Cash flow from investing activities:
Capital expenditures                                      (7,759)       (15,607)
Capitalization of internally developed software           (8,432)        (1,386)
Additions to other intangibles                            (4,323)        (1,489)
Purchases of short-term investments                      (77,042)       (81,026)
Sales of short-term investments                           50,651         83,414
                                                       ----------     ----------
  Net cash used in investing activities                  (46,905)       (16,094)
                                                       ----------     ----------

Cash flow from financing activities:
Proceeds from issuance of common stock, net of
repurchases                                                7,715          6,095
                                                       ----------     ----------
  Net cash provided by financing activities                7,715          6,095
                                                       ----------     ----------

Net (decrease) increase in cash and cash equivalents     (12,178)        11,491
Cash and cash equivalents at beginning of period          40,240         49,089
                                                       ----------     ----------

Cash and cash equivalents at end of period             $  28,062      $  60,580
                                                       ==========     ==========


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